EXHIBIT 23.2

INDEPENDENT AUDITOR’S CONSENT

We do hereby consent to the use of our audit report dated March 18, 2003 on the financial statements of UltraGuard Water Systems Corp. (a Nevada corporation) for the year ended December 31, 2002 included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2002 which is included by reference in the Company’s Registration Statement on Form S-8 dated June 11, 2003.

June 11, 2003
/s/ Manning Elliott____
Manning Elliott, Chartered Accountants